FORM 8-A


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                          CNL INCOME FUND XVII, LTD.
            (Exact name of registrant as specified in its charter)



             Florida                                     59-3295393
     (State of incorporation                         (I.R.S. Employer
         or organization)                            Identification No.)



                       400 East South Street, Suite 500
                            Orlando, Florida  32801
         (Address of principal executive offices, including zip code)



                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(B) OF THE ACT:

       Title of each class                     Name of each exchange on which
       to be so registered:                    each class is to be registered:

               None                                    Not applicable



                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(G) OF THE ACT:

            Units of limited partnership interest ($10.00 per Unit)
                               (Title of class)










ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES

            Information concerning the limited partnership interests to be registered hereunder was filed with the Securities and Exchange Commission as part of Registration Statement No. 33-90998 and is incorporated herein by reference. See "Allocations and Distributions," "Summary of the Partnership Agreement," and Exhibit A - Form of Amended and Restated Agreement of Limited Partnership in the Prospectus.


ITEM 2.     EXHIBITS

            The following exhibits are included as part of this registration statement on Form 8-A:

            I. Amended and Restated Agreement and Certificate of Limited Partnership of CNL Income Fund XVII, Ltd., dated November 3, 1995. (Included as Exhibit 4.2 to Form 10-K filed with the Securities and Exchange Commission on March 21, 1996, and incorporated herein by reference.)

            II.   Not applicable.



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                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized this 29th day of April, 1997.


                                    CNL INCOME FUND XVII, LTD.

                                    By:   CNL REALTY CORPORATION
                                          General Partner


                                          By:   /s/JAMES M. SENEFF, JR.
                                                ------------------------------
                                                JAMES M. SENEFF, JR., Chairman
                                                and Chief Executive Officer


                                    By:   JAMES M. SENEFF, JR.
                                          General Partner


                                          /s/JAMES M. SENEFF, JR.
                                          ------------------------------------
                                          JAMES M. SENEFF, JR.


                                    By:   ROBERT A. BOURNE
                                          General Partner


                                          /s/ROBERT A. BOURNE
                                          ------------------------------------
                                          ROBERT A. BOURNE